UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT
                      PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported)    July 18, 2005

                           THE BOMBAY COMPANY, INC.
            (Exact Name of Registrant as Specified in Its Charter)


                                 Delaware
                (State or Other Jurisdiction of Incorporation)

                            1-7832                     75-1475223
         (Commission File Number)        (I.R.S. Employer Identification No.)

         550 Bailey Avenue, Fort Worth, Texas                       76107
        (Address of Principal Executive Offices)                (Zip Code)

                               (817) 347-8200
              Registrant's Telephone Number, Including Area Code

_______________________________________________________________________________
            (Former Name or Former Address, if Changed Since Last Report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))



Section 1 - Registrant's Business and Operations

Item 1.01.  Entry into a Material Definitive Agreement.

   (a)On July 18, 2005, The Bombay Company, Inc. (the "Company") announced the hiring of Justin W. Lewis, 42, as Senior Vice President and Chief Marketing Officer, effective August 15, 2005. Under the terms of Mr. Lewis' employment, his base salary was set at $275,000, with a bonus opportunity of 50% of base salary pursuant to the terms of the Executive Management Incentive Bonus Plan. For Fiscal 2005 only, Mr. Lewis will receive a guaranteed bonus of $50,000 over and above any earned bonus for the period so long as he is actively employed with the Company when Fiscal 2005 bonuses are due to be paid. He was also granted awards of 50,000 stock options and 25,000 shares of restricted stock, with each award vesting over a 4-year period at the rate of 25% per year commencing with the first anniversary of the effective date of employment. Mr. Lewis will be eligible to participate in all of the Company's regularly available benefit plans for employees. In the event that Mr. Lewis' employment is terminated without cause, he is eligible for up to twelve months continuation of base salary and medical and health benefits. Any severance payments will stop at the end of twelve months or upon re-employment, whichever occurs first. In the event of termination as a result of a "change in control", Mr. Lewis will be entitled to receive the severance benefits listed above and, in addition thereto, the restricted stock shall be immediately deliverable and the stock options will be immediately exercisable. The Company will also pay for certain relocation expenses and temporary housing for Mr. Lewis and his family.


Section 5 - Corporate Governance and Management

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

   (c)On July 18, 2005, the Company announced the hiring of Justin W. Lewis, 42, as Senior Vice President and Chief Marketing Officer, effective August 15, 2005. Mr. Lewis has not previously been employed by the Company and has no family relationships to any current officer or director of the Company. His principal occupations and employment during the last five years have included Vice President of Marketing for Circuit City since May 2003, where he was responsible for all aspects of off-line marketing including branding, broadcast, print, creative, customer relation management, media, loyalty program and promotions. He joined Circuit City in 2001 as Vice President, Strategic Marketing after spending over 15 years at Procter & Gamble in various leadership positions. There are no transactions between Mr. Lewis and the Company that would be reportable under Item 401(a) of the SEC's Regulation S-K (Certain Relationships and Related Transactions). A description of the material terms of Mr. Lewis' terms of employment is set forth in Item 1.01 above and is incorporated herein by this reference.



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Section 9 - Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits.

   (c)Exhibits

Exhibit No.                                   Description



  99                                 Press release dated July 18, 2005.




                                   SIGNATURE

   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        THE BOMBAY COMPANY, INC.
                                        (Registrant)



Date:  July 19, 2005                    /S/ MICHAEL J. VEITENHEIMER
                                        Michael J. Veitenheimer,
                                        Vice President, Secretary
                                        and General Counsel




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